EXHIBIT 21.1
Lennox International Inc. Subsidiaries
as of December 31, 2007

Name	Ownership	Jurisdiction of Inc.
Lennox Industries Inc. SEE ANNEX A	100%	Iowa

Heatcraft Inc	100%	Mississippi
Bohn de Mexico S.A. de C.V.	50%	Mexico
Frigus-Bohn S.A. de C.V.	50%	Mexico
Lennox Participacoes Ltda.	1%	Brazil
Frigo-Bohn do Brasil Ltda.	99%	Brazil
Heatcraft do Brasil Ltda.	100%	Brazil
Advanced Distributor Products LLC	100%	Delaware
Heatcraft Refrigeration Products LLC	100%	Delaware
Advanced Heat Transfer LLC	50%	Delaware
LPAC Corp.	5%	Delaware

Heatcraft Technologies Inc.	100%	Delaware
Alliance Compressor LLC	24.5%	Delaware
LPAC Corp.	80%	Delaware

Allied Air Enterprises Inc.	100%	Delaware
LPAC Corp.	5%	Delaware

Service Experts Inc.	100%	Delaware
SEE ANNEX B
Service Experts Alliance LLC	100%	Delaware
SEE ANNEX C
GM Development Center LLC	100%	Delaware
Lennox Inc.	100%	Canada

Lennox Global Ltd. SEE ANNEX E	100%	Delaware

Lennox Procurement Company Inc.	100%	Delaware

Lake Park Insurance, Ltd.	100%	Bermuda

ANNEX A
TO
EXHIBIT 21.1
Lennox Industries Inc. Subsidiaries

Name	Ownership	Jurisdiction of Inc.
Lennox Industries (Canada) Ltd.	100%	Canada
LII United Products, S. de R.L. de C.V.	99%	Mexico
LII United Comfort Systems, S. de R.L. de C.V	99%	Mexico
Lennox Canada Inc. SEE ANNEX D	100%	Canada

LHP Holdings Inc.	100%	Delaware
Lennox Hearth Products Inc.	100%	California
Marcomp Inc.	100%	California

Cheminées Sécurité International Ltée	100%	Canada
Security Chimneys International USA Ltd.	100%	Delaware

Products Acceptance Corporation	100%	Iowa

LPAC Corp.	10%	Delaware

Lennox Finance (US) Inc.	100%	Delaware

LII United Products, S. de R.L. de C.V.	1%	Mexico

LII United Comfort Systems, S. de R.L. de C.V	1%	Mexico

ANNEX B
TO
EXHIBIT 21.1
Service Experts Inc. Subsidiaries
The following are all organized in the state indicated and owned 100% by Service Experts Inc., unless otherwise noted:
A. Frank Woods and Sons LLC — Virginia
AC/DAC, LLC — Tennessee
Air Experts LLC — Georgia
Air Experts LLC — Ohio
Aire-Tech LLC — Ohio
Allbritten Plumbing, Heating and Air Conditioning Service, Inc. — Tennessee
Andros Refrigeration LLC — Arizona
Arrow Heating & Air Conditioning, Inc. — Wisconsin
Artic Aire of Chico, Inc. — California
Atmostemp LLC — New Jersey
Austin Brothers LLC — Tennessee
Barlow Heating and Air Conditioning LLC — Delaware
Becht Heating & Cooling LLC — Delaware
Ben Peer Heating LLC — New York
Berkshire Air Conditioning LLC — Tennessee
Broad Ripple Heating & Air Conditioning LLC — Delaware
C. Iapaluccio Company LLC — Connecticut
Calverley Air Conditioning & Heating LLC — Delaware
Chief/Bauer Heating & Air Conditioning LLC — Delaware
Climate Control LLC — Alabama
Climate Design Heating and Air Conditioning LLC — Delaware
Climate Design Systems LLC — Delaware
Climate Masters Service LLC — Colorado
Coastal Air Conditioning Service LLC — Georgia
Comfort Masters Heating & Cooling LLC — Delaware
Comfort Tech Cooling & Heating LLC — Tennessee
Comfortech LLC — Tennessee
Cook Heating & Air Conditioning LLC — Michigan
Cook Heating and Air Conditioning LLC — Delaware
Cool Breeze LLC — Ohio
D.A. Bennett LLC — New York
Dial One Raymond Plumbing, Heating & Cooling, Inc. — Tennessee
DiMarco Mechanical LLC — Ohio
Dodge Heating & Air Conditioning LLC — Georgia
Doler Plumbing & Heating LLC — Delaware

ANNEX B
TO
EXHIBIT 21.1
Service Experts Inc. Subsidiaries (cont’d.)
Economy Heating & Air Conditioning LLC — Pennsylvania
Epperson LLC — South Carolina
Eveready LLC — Virginia
Falso Service Experts LLC — New York
Fras-Air Contracting LLC* — New Jersey
Freschi Air Systems, Inc. — Tennessee
General Conditioning LLC* — New Jersey
GM Development Center LLC — Delaware
Golden Seal Heating & Air Conditioning LLC — Delaware
Gordon’s Specialty Company LLC — Oklahoma
Gregory’s Plumbing Co. LLC — Oklahoma
H.S. Stevenson & Sons LLC — Ohio
Holmes Sales & Service LLC — Iowa
Industrial Building Services Inc. — California
Industrial Building Services LLC — Florida
Jack Nelson Co. LLC — Oklahoma
Klawinski LLC — Delaware
Knochelmann Plumbing, Heating & Air LLC — Kentucky
Kruger’s Heating & Air Conditioning LLC — Delaware
Lake Arbor Heating LLC — Colorado
Mathews Heating & Air Conditioning LLC — Tennessee
Matz Heating & Air Conditioning LLC — New York
McPhee Service Experts, Inc. — Colorado
Metro-Tech Service Co. — Delaware
Midland Heating and Air Conditioning LLC — South Carolina
Miller Refrigeration, A/C, & Htg. Co. — North Carolina
Neal Harris Heating, Air Conditioning & Plumbing LLC — Missouri
Norrell Heating and Air Conditioning LLC — Alabama
Pardee Refrigeration LLC — South Carolina
Parker-Pearce Service Experts LLC — Maryland
Parrott Mechanical, Inc. — Idaho
Peachtree Service Experts LLC — Georgia
Peitz Heating and Cooling LLC — South Dakota
R&M Climate Control LLC — Tennessee
Roland J. Down LLC — New York
Rolf Griffin Heating & Air Conditioning LLC — Delaware
Ryan Heating LLC — Missouri

ANNEX B
TO
EXHIBIT 21.1
Service Experts Inc. Subsidiaries (cont’d.)
San Antonio Air Conditioning LLC — Delaware
Sanders Indoor Comfort LLC — South Carolina
Sanders Service Experts, Inc. — Tennessee
Sedgwick Heating & Air Conditioning LLC — Minnesota
Service Experts DFW LLC — Tennessee
Service Experts of Denver LLC — Colorado
Service Experts of Houston LLC — Delaware
Service Experts of Imperial Valley, Inc. — California
Service Experts of Indiana LLC — Tennessee
Service Experts of Memphis LLC — Tennessee
Service Experts of Northeast Louisiana LLC — Louisiana
Service Experts of Northwest Louisiana LLC — Louisiana
Service Experts of Orange — California
Service Experts of Salt Lake City LLC — Tennessee
Service Experts of the Bay Area, Inc. — California
Service Experts of the Berkshires LLC — Delaware
Service Experts of the Triangle LLC — North Carolina
Service Experts of Utah LLC — Delaware
Service Experts of Washington LLC — Delaware
Service Experts, LLC — Florida
Service Now, Inc. — California
Steel City Heating & Air LLC — Alabama
Strand Brothers LLC — Tennessee
Strogen’s HVAC LLC — New Hampshire
Sunbeam Service Experts LLC — New York
Sunset Service Experts LLC — New York
Sylvester’s LLC — Tennessee
Teays Valley Heating and Cooling LLC — West Virginia
The McElroy Service Co. LLC — Nebraska
TML LLC — Idaho
Valentine Heating & Air Conditioning LLC — Georgia
Wesley G. Wood LLC — Pennsylvania

*	10% membership interest owned by Class B member/employee as bona fide company representative for state licensing purposes.

ANNEX C
TO
EXHIBIT 21.1
Service Experts Alliance LLC Subsidiaries
The following are all organized in the state indicated and owned 100% by Service Experts Alliance LLC, unless otherwise noted:
Alliance Mechanical Heating and Air Conditioning, Inc. — California
C. Woods Company LLC — Delaware
Greenwood Heating & A/C LLC — Washington
Jebco Heating & Air Conditioning LLC — Colorado
Kozon LLC — Tennessee
Lee Voisard Plumbing & Heating LLC — Ohio
Service Experts of Northeast Ohio LLC — Ohio

ANNEX D
TO
EXHIBIT 21.1
Lennox Canada Inc. Subsidiaries
The following are all organized in Canada and owned 100% by Lennox Canada Inc.:
Bryant Heating & Cooling Co. Ltd.
Bryant Newco Inc.
Dearie Contracting Inc.
Dearie Contracting Ottawa Inc.
Dearie Martino Contractors Ltd.
HVAC-Fireplace Installations Inc.
Overland R.N.C. Inc.

ANNEX E
TO
EXHIBIT 21.1
Lennox Global Ltd. Subsidiaries

Name	Ownership	Jurisdiction of Inc.
Heatcraft Refrigeration Asia Pte Ltd.	100%	Rep. of Singapore
Heatcraft Refrigeration (Wuxi) Co. Ltd.	100%	China
Heatcraft Cooling Technology (Wuxi) Co., Ltd	100%	China

LGL Europe Holding Co. SEE ANNEX F	100%	Delaware

UK Industries, Inc.	100%	Delaware

Lennox Participacoes Ltda.	99%	Brazil

Frigo-Bohn do Brasil Ltda.	1%	Brazil

Strong LGL Dominicana, S.A.	100%	Dominican Republic

LGL Belgium B.V.B.A.	0.4%	Belgium

LGL Australia (US) Inc.	100%	Delaware
SEE ANNEX G

ANNEX F
TO
EXHIBIT 21.1
LGL Europe Holding Co. Subsidiaries

Name	Ownership	Jurisdiction of Inc.
LGL Holland B.V.	100%	Netherlands

Ets. Brancher S.A.S.	100%	France
LGL France S.A.S.	100%	France
LGL Refrigeration UK Ltd.	100%	United Kingdom
Hyfra Ind. GmbH	0.1%	Germany
Lennox France S.A.S.	100%	France
Lennox Refac, S.A.	0.1%	Spain
LGL Refrigeration Italia s.r.l.	1%	Italy

LGL Germany GmbH	100%	Germany
LGL Deutschland GmbH	100%	Germany
Hyfra Ind. GmbH	99.9%	Germany
Lennox Deutschland GmbH	100%	Germany

Lennox Global Spain S.L.	100%	Spain
LGL Refrigeration Spain S.A.	100%	Spain
Aldo Marine Construccion Maquinas Frigorificas, S.L	100%	Spain
Lennox Refac, S.A.	99.9%	Spain
Redi sur Andalucia	70%	Spain
Lennox Portugal Lda	100%	Portugal

LGL Refrigeration Italia s.r.l.	99%	Italy

Lennox Polska s.p.z.o.o.	100%	Poland

LGL Belgium B.V.B.A.	99.6%	Belgium

Lennox Benelux B.V.	100%	Netherlands
Lennox Benelux N.V.	100%	Belgium
Lennox Zao	1%	Russia

HCF Lennox Ltd.	100%	United Kingdom
Lennox Industries Limited (UK)	100%	United Kingdom
Environheat Limited	100%	United Kingdom

Lennox Janka a.s.	100%	Czech Republic
Lennox Slovensko s.r.o.	100%	Slovak Republic
Ecoclima	15%	Czech Republic

Lennox Zao	99%	Russia

Lennox Airconditioning Ireland Limited	100%	Ireland

ANNEX G
TO
EXHIBIT 21.1
LGL Australia (US) Inc. Subsidiaries

Name	Ownership	Jurisdiction of Inc.
LGL Co Pty Ltd	100%	Australia
IGLL Pty Ltd	100%	Australia
LGL Australia Finance Pty Ltd	10%	Australia
LGL Australia Finance Pty Ltd	90%	Australia
LGL Australia Holdings Pty Ltd	100%	Australia
NOXAUST Pty Ltd.	100%	Australia
Heatcraft Australia Pty Ltd	100%	Australia
Heatcraft Albury Pty Ltd	75%	Australia
Heatcraft Sunshine Coast Pty Ltd	100%	Australia
Heatcraft Geelong Pty Ltd	75%	Australia
Y. Brick (Gold Coast) Pty Ltd	100%	Australia
Heatcraft Tasmania Pty Ltd	75%	Australia
Y. Brick (NT) Pty Ltd.	100%	Australia
Kulthorn Kirby Public Company Limited	13.05%	Thailand
J.N.K. Pty Limited	100%	Australia
J.N.K. Draughting Pty Limited	100%	Australia
Heatcraft New Zealand Limited	100%	New Zealand